Exhibit 10.19

2008 AMENDMENT

TO

2006 AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS 2008 AMENDMENT TO 2006 AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is executed as of November 13, 2008, by and among BB&T CORPORATION, a North Carolina corporation (“BB&T”), BRANCH BANKING AND TRUST COMPANY, a North Carolina chartered commercial bank (“BBTC”) (collectively, the “Company”), and JOHN A. ALLISON IV, an individual (the “Executive”).

WHEREAS, the Company and Executive previously entered into a 2006 Amended and Restated Employment Agreement dated December 12, 2006 (the “Employment Agreement”) that sets forth the terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations issued thereunder (“Section 409A”); and

WHEREAS, the Company and Executive also desire to amend the Employment Agreement to comply with the executive compensation requirements of the United States Department of the Treasury’s (“Treasury”) Capital Purchase Program (“CPP”) under Treasury’s Troubled Assets Relief Program (“TARP”) established by Treasury pursuant to the Emergency Economic Stabilization Act of 2008 as implemented by guidance and/or regulations issued by Treasury (“EESA”) in anticipation of the Company entering into a securities purchase agreement with Treasury; and

WHEREAS, notwithstanding Executive’s planned retirement on December 31, 2008, the Company and Executive anticipate that Executive will become a “senior executive officer” within the meaning of Section 111(b)(3) of EESA prior to Executive’s retirement; and

WHEREAS, Section 3.4 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written agreement between the Company and Executive; and

NOW, THEREFORE, the Company and Executive hereby agree the Employment Agreement shall be amended as follows:

1. DEFINED TERMS. Unless otherwise defined in this Amendment, including the recitals, defined terms shall have the meanings ascribed to them in the Employment Agreement.

2. SPECIFIED EMPLOYEE. Notwithstanding anything contained in the Employment Agreement, as amended, to the contrary, if at the time of Executive’s “separation from service” (as defined in Section 409A) Executive is a “specified employee” (within the meaning of Section 409A and the Company’s specified employee identification policy) and if any payment, reimbursement and/or in-kind benefit that constitutes nonqualified deferred compensation (within the meaning of Section 409A) is deemed to be triggered by Executive’s separation from service, then, to the extent one or more exceptions to Section 409A are inapplicable (including, without limitation, the exception under Treasury Regulation Section 1.409A-1(b)(9)(iii) relating to separation pay due to an involuntary separation from service and its requirement that installments must be paid no later than the last day of the second taxable year following the taxable year in which such an employee incurs the involuntary separation from service), all payments, reimbursements, and in-kind benefits that constitute nonqualified deferred compensation (within the meaning of Section 409A) to Executive shall not be paid or provided to Executive during the six- (6-) month period following Executive’s separation from service, and (i) such postponed payment and/or reimbursement/in-kind amounts shall be paid to Executive in a lump sum within thirty (30) days after the date that is six (6) months following Executive’s separation from service; (ii) any amounts payable to Executive after the expiration of such six- (6-) month period shall continue to be paid to Executive in accordance with the terms of the Employment Agreement; and (iii) to the extent that any group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group executive benefit plan or program or any lump sum cash out thereof is nonqualified deferred compensation (within the meaning of Section 409A), Executive shall pay for such benefits from his Termination Date until the first day of the seventh month following the month of Executive’s separation from service, at which time the Company shall reimburse Executive for such payments. If Executive dies during such six- (6-) month period and prior to the payment of such postponed amounts of nonqualified deferred compensation, only the amount of nonqualified deferred compensation equal to the number of whole months that Executive lived shall be paid in a lump sum to Executive’s estate or, if applicable, to Executive’s designated beneficiary within thirty (30) days after the date of Executive’s death.

3. REIMBURSEMENTS AND IN-KIND BENEFITS. Notwithstanding any other provision of the applicable plans and programs, all reimbursements and in-kind benefits provided under the Employment Agreement, as amended, shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) the amount of expenses eligible for reimbursement and the provision of benefits in kind during a calendar year shall not affect the expenses eligible for reimbursement or the provision of in-kind benefits in any other calendar year; (ii) the reimbursement for an eligible expense will be made on or before the last day of the calendar year following the calendar year in which the expense is incurred; (iii) the right to reimbursement or right to in-kind benefit is not subject to liquidation or exchange for another benefit; and (iv) each reimbursement payment or provision of in-kind benefit shall be one of a series of separate payments (and each shall be construed as a separate identified payment) for purposes of Section 409A.

4. MISCELLANEOUS SECTION 409A COMPLIANCE. All payments to be made to Executive upon a termination of employment may only be made upon a “separation from service” (within the meaning of Section 409A) of Executive; and phrases in the Employment Agreement such as “termination of employment,” “Executive’s termination,” “terminated,” and similar phrases shall mean a “separation from service” within the meaning of Section 409A. For purposes of Section 409A, (i) each payment made under the Employment Agreement shall be treated as a separate payment; (ii) Executive may not, directly or indirectly, designate the calendar year of payment; and (iii) no acceleration of the time and form of payment of any nonqualified deferred compensation to Executive or any portion thereof, shall be permitted.

5. SPECIFIC SECTION 409A PROVISIONS. The following additional Section 409A amendments to the Employment Agreement shall be applicable:

A. Section 1.7.5 is amended by the deletion of 1.7.5(i); the renumbering of 1.7.5(ii), (iii), and (iv) as 1.7.5(iii), (iv) and (v) respectively; and the insertion of the following new 1.7.5(i) and (ii):

“(i) Executive shall receive Termination Compensation each month during the Compensation Continuance Period described in Section 1.7.5(ii) below.

(ii) Termination Compensation shall be paid to Executive each month during the period (i.e., the Compensation Continuance Period) commencing with the Commencement Month and ending on the earlier of (1) or (2), where (1) is the first day of the month next following the month in which Executive attains age sixty-five (65), and (2) is the date that coincides with the expiration of the thirty-six (36) month period which began with the Commencement Month.”

B. Section 1.7.7(i) is amended by the addition of the following language at the end thereof: “Executive hereby agrees and consents to Employer’s amendment of the SERP to comply with Section 409A.”

C. Section 3.12(n) is amended by the addition of the word “cash” before “amount equal to” in the first line thereof.

D. Section 3.12(o) is amended in its entirety to provide as follows:

“o. “Termination Date” means the date Executive’s employment is terminated, and which termination is a “separation from service” within the meaning of Section 409A.”

6. TARP CPP RESTRICTIONS. Notwithstanding any provision of this Amendment or of the Employment Agreement to the contrary, for so long as the Company is a participant in the CPP, and for so long as and to the extent the CPP imposes compensation limitations on employees that include Executive, the following provisions shall apply:

A. General Restrictions

(1) No Golden Parachute Payments. The Company and its affiliates are prohibited from making any “golden parachute payment” (within the meaning of Section 111(b)(2)(C) of EESA) to Executive during any “CPP Covered Period”. As used in this Amendment, the term “CPP Covered Period” is any period during which (A) Executive is a “senior executive officer” (within the meaning of Section 111(b)(3) of EESA) and (B) Treasury holds any equity or debt acquired from the Company in the CPP. Executive acknowledges the foregoing and agrees that any compensation payable, whether under the Benefit Plans (as defined in Section 6.A.(3) below) or otherwise, that would constitute a “golden parachute payment” shall be reduced to the minimum extent necessary so that such compensation does not violate such “golden parachute payment” prohibition.

(2) Recovery of Bonus and Incentive Compensation. To the extent required by Section 111(b) of EESA, any bonus and incentive compensation paid to Executive during any CPP Covered Period is subject to recovery or “clawback” by the Company if such bonus and incentive compensation were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Executive acknowledges the foregoing and agrees to repay Employer any bonuses and incentive compensation paid to Executive that were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(3) Compensation Program Amendments. To the extent required by Section 111(b) of EESA, each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to which Executive is a participant or otherwise entitled to payments is hereby amended to the extent necessary to give effect to the provisions of 6.A.(1) and (2) above. In addition, the Company is required to review its Benefit Plans to ensure that such Benefit Plans do not encourage Executive and other senior executive officers of the Company to take unnecessary and excessive risks that threaten the value of the Company. To the extent any such review requires revisions to any Benefit Plan with respect to which Executive is a participant, Executive and the Company agree that the Company shall make, without additional consent or approval of Executive, such changes promptly and in good faith.

B. Specific Language Changes to Employment Agreement.

(1) The following Section 3.16A is hereby added to the Employment Agreement after Section 3.16 of the Employment Agreement:

“3.16A. PAYMENT REDUCTION

(a)	Notwithstanding anything contained in this Agreement, as amended, to the contrary, or any other agreement between Executive and Employer or its Affiliates, acquirers or successors, to the extent that any payment or distribution of any type to or for Executive would be prohibited by Section 111(b) of EESA, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, as amended, or otherwise (the “Payments”) then Employer and Executive agree that such Payments shall be reduced if and only to the minimum extent necessary so that the Payments do not violate such prohibition.

(b)	The determination of whether the Payments shall be reduced as provided in Section 3.16A(a) and the amount of such reduction shall be determined by Employer at Employer’s expense as calculated by an accounting firm selected by Employer (the “Accounting Firm”). The Accounting Firm shall provide its calculation (the “Determination”), together with detailed supporting calculations and documentation, to Employer and Executive after such reduction is triggered.

Employer and Executive agree that the Payments shall be reduced in accordance with the following order of priority: (i) first, “Full Credit Payments” (as defined below) will be reduced in reverse chronological order such that the payment owed on the latest date following the occurrence of the event triggering the reduction will be the first payment to be reduced until such payment is reduced to zero, and then the payment owed on the next latest date following occurrence of the event triggering the reduction will be the second payment to be reduced until such payment is equal to zero, and so forth, until all such Full Credit Payments have been reduced to zero, and (ii) second, “Partial Credit Payments” (as defined below) will be reduced in reverse chronological order in the same manner as “Full Credit Payments” are reduced. “Full Credit Payment” means a payment, distribution or benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, that if reduced in value by one dollar ($1.00) reduces the amount of a “parachute payment” (as defined in Section 280G of the Code) by one dollar ($1.00). “Partial Credit Payment” means a payment, distribution or benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, that if reduced in value by one dollar ($1.00) reduces the amount of a parachute payment by an amount that is less than one dollar ($1.00). For clarification purposes only, a “Partial Credit Payment” would include a stock option as to which vesting is accelerated upon an event that triggers the reduction, where the in the money value of the option exceeds the value of the option acceleration that is added to the parachute payment.”

(2) The following new Section 3.16B is hereby added to the Employment Agreement:

“3.16B. ADDITIONAL TARP/CPP RESTRICTIONS. Executive acknowledges and agrees that for so long as the executive compensation restrictions of TARP and the CPP are applicable to Employer and Executive is a senior executive officer within the meaning of Section 111(b)(3) of EESA, (i) no bonus or other incentive compensation payable to Executive shall be based upon arrangements that encourage unnecessary and/or excessive risks that threaten the value of Employer, to the extent required by Treasury and/or TARP and/or the CPP, and (ii) any bonus or other incentive compensation paid to Executive that is based upon Employer’s statement of earnings, gains, or other criteria that are later discovered to be materially inaccurate, must, to the extent required by Treasury, and/or TARP and/or the CPP, be repaid by Executive to Employer.”

(3) Agreement to Sign Waiver and Release. Upon the Company’s request, Executive agrees to execute and deliver all waivers and releases required by Treasury relating to TARP, CPP, and the Company’s participation in the CPP, including, without limitation, waivers and releases that release Treasury from any claims that Executive may otherwise have as a result of Treasury’s issuance of regulations that modify or eliminate provisions and terms of the Company’s employee benefit plans, arrangements and agreements (including, without limitation, the Benefit Plans) in which Executive participates or otherwise receives benefits.

7. RATIFICATION AND CONFIRMATION. In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.

8. GOVERNING LAW. Except to the extent preempted by federal law, this Amendment shall be governed by the laws of the State of North Carolina, without regard to its principles of conflicts of law.

9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, taken together, constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written but on the actual dates indicated below.

BB&T CORPORATION

By:	/s/ Robert E. Greene

Title:	Senior Executive Vice President

Date:	11/13/08

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Robert E. Greene

Title:	President

Date:	11/13/08

EXECUTIVE

Signature:	/s/ John A. Allison IV
John A. Allison IV

Date:	Nov. 12, 2008